Exhibit 99.1
Virgin Galactic Announces First Quarter 2025 Financial Results and Provides Business Update

•Future Astronaut Sales Expected to Open in Q1 of 2026
•Progress on SpaceShips Continues Across Rocket Systems, Avionics, Flight Controls, Mechanical Systems and Structures
•Commercial Spaceflight Remains Planned for Summer 2026 with First Research Space Mission

ORANGE COUNTY, CALIFORNIA – May 15, 2025 – Virgin Galactic Holdings, Inc. (NYSE: SPCE) (“Virgin Galactic” or the "Company”) today announced its financial results for the first quarter ended March 31, 2025 and provided a business update.

Michael Colglazier, Chief Executive Officer of Virgin Galactic said, “The first quarter demonstrated strong progress advancing the build of our new SpaceShips and keeping pace with our plans to begin commercial spaceflight in 2026. The assets being built as we march through our pre-revenue phase are tremendous, and we expect them to open up a powerful and profitable business model that will benefit from an industry-leading cost structure, fixed-cost leverage as we scale, and an unparalleled customer experience."

First Quarter 2025 Financial Highlights

•Cash position remains strong, with cash, cash equivalents and marketable securities of $567 million as of March 31, 2025.
•Revenue of $0.5 million, compared to $2.0 million in the first quarter of 2024, with the decrease driven by the pause in commercial spaceflights to focus efforts on the production of the Delta Class SpaceShips.
•GAAP total operating expenses of $89 million, compared to $113 million in the first quarter of 2024. Non-GAAP total operating expenses of $80 million in the first quarter of 2025, compared to $101 million in the first quarter of 2024.
•Net loss of $84 million, compared to a $102 million net loss in the first quarter of 2024, with the improvement primarily driven by lower operating expenses.
•Adjusted EBITDA totaled $(72) million, compared to $(87) million in the first quarter of 2024, primarily driven by lower operating expenses.
•Net cash used in operating activities totaled $76 million, compared to $113 million in the first quarter of 2024.
•Cash paid for capital expenditures totaled $46 million, compared to $13 million in the first quarter of 2024.
•Free cash flow totaled $(122) million, compared to $(126) million in the first quarter of 2024.
•Generated $31 million in gross proceeds through the issuance of 6.9 million shares of common stock as part of the Company's at-the-market offering program.

Business Updates
•First spaceflight with new SpaceShip carrying research payloads planned for summer 2026.
•Private astronaut spaceflights planned for fall 2026.
•Midway through feasibility study to potentially develop second spaceport in Italy.

Financial Guidance
The following forward-looking statements reflect our expectations for the second quarter of 2025 as of May 15, 2025 and are subject to substantial uncertainty. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.”

•Free cash flow for the second quarter of 2025 is expected to be in the range of $(105) million to $(115) million.

Non-GAAP Financial Measures
In addition to the Company's results prepared in accordance with generally accepted accounting principles in the United States (GAAP), the Company is also providing certain non-GAAP financial measures. A discussion regarding the use of non-GAAP financial measures and a reconciliation of such measures to the most directly comparable GAAP information is presented later in this press release.

Conference Call Information
Virgin Galactic will host a conference call to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. To access the conference call, parties should dial +1 800-715-9871 or +1 646-307-1963 and enter the conference ID number 9301433. The live audio webcast along with supplemental information will be accessible on the Company’s Investor Relations website at https://investors.virgingalactic.com/events-and-presentations/. A recording of the webcast will also be available following the conference call.

About Virgin Galactic
Virgin Galactic is an aerospace and space travel company, pioneering human-first spaceflight for private individuals, researchers, and governments with its advanced spaceships and high-altitude carrier aircraft. Scale and profitability are driven by next-generation vehicles capable of bringing humans to space at an unprecedented frequency with an industry-leading cost structure. You can find more information at https://www.virgingalactic.com/.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our spaceflight systems, development, production and design of our Delta Class spaceships and proposed timeline for assembly and commercial service using such spaceships, our plans to open future astronaut sales and the timing thereof, our plans to potentially develop a second spaceport in Italy, and our objectives for future operations, growth plans and the Company’s financial forecasts, including second quarter 2025 expected free cash flow, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “strategy,” “future,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to any delay in future commercial flights of our spaceflight fleet, our ability to successfully develop and test our next generation vehicles, and the time and costs associated with doing so, our expected capital requirements and the availability of additional financing, and the other factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the "SEC"), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.virgingalactic.com, which could cause our actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

First Quarter 2025 Financial Results

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024

Revenue	$461	$1,985

Operating expenses:
Spaceline operations	20,826	22,591
Research and development	33,310	58,969
Selling, general and administrative	30,550	27,884
Depreciation and amortization	4,223	3,699
Total operating expenses	88,909	113,143

Operating loss	(88,448)	(111,158)

Interest income	7,215	12,308
Interest expense	(3,240)	(3,227)
Other income, net	34	145
Loss before income taxes	(84,439)	(101,932)
Income tax expense	48	80
Net loss	(84,487)	(102,012)
Other comprehensive loss:
Foreign currency translation adjustment	(4)	(8)
Unrealized loss on marketable securities	(176)	(864)
Total comprehensive loss	$(84,667)	$(102,884)

Net loss per share:
Basic and diluted	$(2.38)	$(5.10)

Weighted-average shares outstanding:
Basic and diluted	35,440	20,019

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$140,763	$178,605
Restricted cash	31,391	32,280
Marketable securities, short-term	348,754	384,621
Other current assets	26,659	32,430
Total current assets	547,567	627,936
Marketable securities, long-term	45,605	61,280
Property, plant and equipment, net	249,219	209,114
Other non-current assets	61,542	62,895
Total assets	$903,933	$961,225
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,956	$3,696
Customer deposits	82,197	84,493
Other current liabilities	58,671	61,821
Total current liabilities	143,824	150,010
Non-current liabilities:
Convertible senior notes, net	420,689	420,120
Other long-term liabilities	67,249	68,815
Total liabilities	631,762	638,945
Stockholders' Equity
Common stock	4	3
Additional paid-in capital	2,829,428	2,794,871
Accumulated deficit	(2,557,359)	(2,472,872)
Accumulated other comprehensive income	98	278
Total stockholders' equity	272,171	322,280
Total liabilities and stockholders' equity	$903,933	$961,225

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(84,487)	$(102,012)
Stock-based compensation	4,769	8,244
Depreciation and amortization	4,223	3,699
Amortization of debt issuance costs	569	552
Accretion of marketable securities purchased at a discount	(2,193)	(5,328)
Other non-cash items	(14)	—
Change in operating assets and liabilities:
Other current and non-current assets	5,749	3,835
Accounts payable	(751)	(7,480)
Customer deposits	(2,296)	(5,507)
Other current and non-current liabilities	(1,487)	(9,232)
Net cash used in operating activities	(75,918)	(113,229)
Cash flows from investing activities:
Capital expenditures	(46,047)	(13,072)
Purchases of marketable securities	(104,607)	(161,843)
Proceeds from maturities and calls of marketable securities	158,121	257,414
Other investing activities	8	598
Net cash provided by investing activities	7,475	83,097
Cash flows from financing activities:
Payments of finance lease obligations	(46)	(60)
Proceeds from issuance of common stock	30,730	7,272
Withholding taxes paid on behalf of employees on net settled stock-based awards	(50)	(269)
Transaction costs related to issuance of common stock	(922)	(52)
Net cash provided by financing activities	29,712	6,891
Net decrease in cash, cash equivalents and restricted cash	(38,731)	(23,241)
Cash, cash equivalents and restricted cash at beginning of period	210,885	253,592
Cash, cash equivalents and restricted cash at end of period	$172,154	$230,351

Cash and cash equivalents	$140,763	$195,433
Restricted cash	31,391	34,918
Cash, cash equivalents and restricted cash	$172,154	$230,351

Use of Non-GAAP Financial Measures
This press release references certain financial measures that are not prepared in accordance with GAAP, including non-GAAP total operating expenses, Adjusted EBITDA and free cash flow. The Company defines non-GAAP total operating expenses as total operating expenses other than stock-based compensation and depreciation and amortization. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, and stock-based compensation. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. None of these non-GAAP financial measures is a substitute for or superior to measures prepared in accordance with GAAP and should not be considered as an alternative to any other measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

A reconciliation of total operating expenses to non-GAAP total operating expenses for the three months ended March 31, 2025 and 2024, respectively, is set forth below (in thousands):

	Three Months Ended March 31,
	2025	2024
Total operating expenses	$88,909	$113,143
Stock-based compensation	4,769	8,244
Depreciation and amortization	4,223	3,699
Non-GAAP total operating expenses	$79,917	$101,200
A reconciliation of net loss to Adjusted EBITDA for the three months ended March 31, 2025 and 2024, respectively, is set forth below (in thousands):

	Three Months Ended March 31,
	2025	2024
Net loss	$(84,487)	$(102,012)
Interest expense	3,240	3,227
Income tax expense	48	80
Depreciation and amortization	4,223	3,699
Stock-based compensation	4,769	8,244
Adjusted EBITDA	$(72,207)	$(86,762)

The following table reconciles net cash used in operating activities to free cash flow for the three months ended March 31, 2025 and 2024, respectively (in thousands):

	Three Months Ended March 31,
	2025	2024
Net cash used in operating activities	$(75,918)	$(113,229)
Capital expenditures	(46,047)	(13,072)
Free cash flow	$(121,965)	$(126,301)
The Company has not provided a reconciliation of forward-looking free cash flow to the most directly comparable GAAP financial measures because such a reconciliation is not available without unreasonable efforts, due to the variability of these items and the fact that there is substantial uncertainty associated with predicting any future adjustments that we may make to our GAAP financial measures in calculating our non-GAAP financial measures.
For media inquiries:
Aleanna Crane - Vice President, Communications
news@virgingalactic.com
575.800.4422

For investor inquiries:
Eric Cerny - Vice President, Investor Relations
vg-ir@virgingalactic.com
949.774.7637